UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.   )

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Mattel, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Second Supplement to the

Mattel, Inc. 2018 Proxy Statement and

Notice of Annual Meeting of Stockholders

to be Held on May 17, 2018

This Second Supplement, dated May 7, 2018, supplements the Proxy Statement and Notice of Annual Meeting of Stockholders to be Held on May 17, 2018 dated April 5, 2018 (the “Proxy Statement”), and Supplement to the Proxy Statement dated April 24, 2018, with respect to the 2018 Annual Meeting of Stockholders of Mattel, Inc. (“Mattel” or the “Company”) to be held on May 17, 2018 at 12:15 p.m. (Los Angeles time) at the Mattel Conference and Leadership Center, 1955 East Grand Avenue, El Segundo, California 90245 (including any adjournment or postponement thereof, the “2018 Annual Meeting”). This Second Supplement updates certain information, as described below, set forth in the Proxy Statement and the Supplement to the Proxy Statement dated April 24, 2018.

This Second Supplement contains important information about recent developments and should be read in conjunction with the Proxy Statement and the Supplement to the Proxy Statement dated April 24, 2018.

PROPOSAL 1 – ELECTION OF DIRECTORS

On May 3, 2018, the Company was notified by each of Trevor A. Edwards and Rosa G. Rios of their decision to withdraw as a nominee for election as a director at the 2018 Annual Meeting. Mr. Edwards currently serves on the Board of Directors. As a result of his decision to not stand for re-election, his service on the Board of Directors will end at the 2018 Annual Meeting.

In light of these developments, the Board of Directors has approved reducing the authorized number of directors from nine to seven effective as of the 2018 Annual Meeting. As a result, and following the previously announced resignation of Margaret H. Georgiadis as Chief Executive Officer and as a director effective on April 26, 2018, the Board nominates the following seven director nominees for election at the 2018 Annual Meeting: R. Todd Bradley, Michael J. Dolan, Ynon Kreiz, Soren T. Laursen, Ann Lewnes, Dominic Ng, and Vasant M. Prabhu.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE SEVEN NOMINEES FOR ELECTION AS DIRECTORS.

GENERAL MEETING INFORMATION

Voting Matters

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. Proxies already returned by stockholders will remain valid and will be voted at the 2018 Annual Meeting unless revoked.

•	If you are a record holder and submit your proxy, the proxy holders identified on the proxy, other than Margaret H. Georgiadis, will vote your shares as indicated on the proxy, except that votes will not be cast for Ms. Georgiadis, Mr. Edwards, and Ms. Rios.

•	If you have not yet submitted your proxy, please do so and disregard the names of Ms. Georgiadis, Mr. Edwards, and Ms. Rios as nominees for election as director.

•	If you are a record holder and submit your proxy without instructions as to how it is to be voted, the proxy holders identified on the proxy, other than Ms. Georgiadis, will vote your shares in accordance with the Board’s recommendations on each proposal, except that votes will not be cast for Ms. Georgiadis, Mr. Edwards, and Ms. Rios.

Information on how to submit your proxy or vote in person your shares is available in the Proxy Statement. If you are the record holder of your stock, you may revoke your proxy at any time before it is voted by:

•	Delivering to the Secretary of Mattel, at or before the taking of the vote at the 2018 Annual Meeting, a written notice of revocation bearing a later date than your proxy;

•	Signing a later-dated proxy relating to the same shares and delivering it to the Secretary of Mattel at or before the taking of the vote at the 2018 Annual Meeting;

•	If you submit your proxy by telephone or via the Internet, calling the telephone voting number or visiting the Internet voting site again and changing your voting instructions, up to 8:59 p.m. (Los Angeles time) or 11:59 p.m. (Eastern time) on May 16, 2018 (the business day before the 2018 Annual Meeting) or for holders of Mattel common stock in the Mattel, Inc. Personal Investment Plan, up to 8:59 p.m. (Los Angeles time) or 11:59 p.m. (Eastern time) on May 14, 2018 (three business days before the 2018 Annual Meeting); or

2	Mattel, Inc. 2018 Proxy Statement

•	Attending the 2018 Annual Meeting and voting in person, although attendance at the 2018 Annual Meeting will not, by itself, revoke a proxy.

If you are mailing a written notice of revocation or a later proxy, send it to: Secretary, TWR 15-1, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012. You may also hand deliver a written notice of revocation or a later-dated proxy to the Secretary of Mattel at the 2018 Annual Meeting, at or before the taking of the vote.

If you hold your shares through a broker, you must follow directions received from the broker in order to change your voting instructions or to vote in person at the 2018 Annual Meeting. If you want to vote in person at the 2018 Annual Meeting, you need to present a valid proxy from your broker authorizing you to vote your shares at the 2018 Annual Meeting, as well as a valid personal photo identification (as described in the Proxy Statement).

This Second Supplement is first being released to stockholders on or about May 7, 2018 and should be read together with the Proxy Statement and the Supplement to the Proxy Statement dated April 24, 2018. The information contained in this Second Supplement modifies or supersedes any inconsistent information contained in the Proxy Statement and the Supplement to the Proxy Statement dated April 24, 2018.

Mattel, Inc. 2018 Proxy Statement	3